UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2022

Fulcrum Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street
Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 11, 2022, Fulcrum Therapeutics, Inc., or Fulcrum, announced its financial results for the quarter ended June 30, 2022. The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

On August 11, 2022, Fulcrum also announced the approval by its board of directors of a plan to strategically realign its operations and implement cost reduction measures to prioritize its two clinical programs. Fulcrum plans to streamline its research and development activities and redeploy resources to focus on its two development-stage programs that are expected to drive near-term value. The realignment plan will result in a reduction of 18 positions primarily in the areas of discovery, research and general and administrative. Fulcrum expects to complete the workforce reduction in August 2022.

The realignment plan is expected to result in savings in operating expenses of approximately $40-$50 million, which is expected to be fully realized by mid-2024. Fulcrum currently estimates that it will incur cash charges of approximately $0.4-$0.5 million related to the realignment plan consisting of one-time termination benefits. The charges Fulcrum expects to incur in connection with this reduction in force are subject to a number of assumptions, risks and uncertainties, and actual results may materially differ. Fulcrum may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, these actions.

Forward Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this report are forward-looking statements, including statements regarding the strategic operational realignment, estimated cost savings, estimated charges and Fulcrum’s cash runway, among others. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Fulcrum’s ability to realize the cost savings from the realignment; continue to advance its product candidates in clinical trials; initiate and enroll clinical trials on the timeline expected or at all; obtain and maintain necessary approvals from the FDA and other regulatory authorities; replicate in clinical trials positive results found in preclinical studies and/or earlier-stage clinical trials of losmapimod, FTX-6058 and its other product candidates; obtain, maintain or protect intellectual property rights related to its product candidates; manage expenses; and raise the substantial additional capital needed to achieve its business objectives. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Fulcrum’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties, and other important factors, in Fulcrum’s most recent filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Fulcrum’s views as of the date hereof and should not be relied upon as representing Fulcrum’s views as of any date subsequent to the date hereof. Fulcrum anticipates that subsequent events and developments will cause Fulcrum’s views to change. However, while Fulcrum may elect to update these forward-looking statements at some point in the future, Fulcrum specifically disclaims any obligation to do so.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

99.1	Press Release issued August 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date:	August 11, 2022	By:	/s/ Bryan Stuart
Name: Bryan Stuart Title: President and Chief Executive Officer